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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2010, with respect to the consolidated financial statements of Vought Aircraft Industries, Inc. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Triumph Group, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas
May 17, 2011

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  Exhibit 23.2
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm